Exhibit 99.1
FIFTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This Fifth Amendment to Loan and Security Agreement (“Amendment”) is entered into as of April 23, 2012 by and between Comerica Bank (“Bank”) and Nanometrics Incorporated, a Delaware corporation, successor by merger to Accent Optical Technologies Nanometrics, Inc., successor by merger to Nanometrics IVS Division, Inc. (“Borrower”).
RECITALS
Borrower and Bank are parties to that Loan and Security Agreement dated as of February 14, 2007, as amended from time to time, including, without limitation by that First Amendment to Loan and Security Agreement dated September 14, 2007, that Second Amendment to Loan and Security Agreement dated as of April 29, 2009, that Third Amendment to Loan and Security Agreement dated as of June 15, 2009 and that Fourth Amendment to Loan and Security Agreement dated April 13, 2010 (collectively, “Agreement”).
The parties desire to amend the Agreement further in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.Exhibit A to the Agreement is amended by adding (in the appropriate alphabetical order) or amending and restating the following terms to read in their entirety as follows:
“ 'Fifth Amendment Date' means April 23, 2012.”
“ 'Revolving Maturity Date' means April 30, 2014.”
2.The reference to “0.1875%” in Section 2.5(b) of the Agreement is deleted and replaced with “0.10%”.
3.Section 2.3(a) of the Agreement is amended and restated to read in its entirety as follows:
“(a)    Interest Rates.
(i)    Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the Prime Referenced Rate Addendum to Loan and Security Agreement attached hereto as Exhibit F.”
4.Section 6.2 of the Agreement is amended in its entirety to read as follows:
“6.2    Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within forty five (45) days after the end of each calendar quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's operations during such period, together with Forms 10-Q filed with the Securities and Exchange Commission, each in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, together with copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K filed with the Securities and Exchange Commission; (iii) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Million Dollars ($1,000,000) or more; (iv) promptly upon receipt, each management letter prepared by Borrower's independent certified public accounting firm regarding Borrower's management control systems; and (v) as soon as possible, and in any event not later than 30 days after the end of each fiscal year of Borrower, Borrower's annual budget, sales projections, and operating plans for the current fiscal year, which budget, projections and plans shall be in a form reasonably acceptable to Bank and any other budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.

(a)    So long as there are any outstandings under the Revolving Line, within 25 days after the last day of each calendar quarter, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings by invoice date of domestic accounts receivable and accounts payable, listings of all Bank approved domestic standby letters of credit and the Borrower's domestic cash position as of such month's end and (ii) within 25 days after the last day of each calendar quarter thereafter, Borrower shall deliver to Bank a Compliance Certificate (including the Borrower's domestic cash position and consolidated cash position as of such month's end) in substantially the form of Exhibit E hereto.
(b)    As soon as possible and in any event within 3 calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.
(c)    At any time that the aggregate amount of Advances (including both U.S. Dollar Advances and Alternative Currency Advances) outstanding under the Revolving Line exceeds $7,500,00, Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every 6 months, unless an Event of Default has occurred and is continuing.
Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.”
5.The last sentence of Section 6.3 is amended and restated to read in its entirety as follows:
“Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than $2,500,000.”
6.Section 6.6 of the Agreement is amended and restated to read in its entirety as follows:
“6.6    Primary Depository. Borrower shall maintain all its domestic depository and operating accounts with Bank at all times. Borrower shall maintain not less than fifty percent (50%) of the aggregate balance of all of its operating and investment accounts in operating and investment accounts maintained with Bank. Borrower acknowledges and agrees that any account not maintained at Bank shall be governed by a fully executed control agreement in form and substance reasonably acceptable to Bank.”
7.Section 6.7(a) of the Agreement is amended in its entirety to read as follows:
“(a)    Minimum Liquidity Ratio. Reported quarterly, at all times when there are any outstandings under the Revolving Line, Borrower shall maintain a ratio of (i) Cash plus Eligible Accounts to (ii) all Indebtedness to Bank, of at least 1.50 to 1.00.”
8.New clause (d) is added to Section 6.7 of the Agreement to read in its entirety as follows:
“(d)    Minimum Cash re Outstanding Utilizations. Borrower shall, at all times, maintain Cash in an account with Bank in an amount not less than the amount by which Outstanding Utilizations exceed the Borrowing Base, reported quarterly.”
9.Section 8.9 of the Agreement is amended and restated to read in its entirety as follows:
“8.9    Judgments.    If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $5,000,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or”

10.Notwithstanding anything to the contrary set forth in the Agreement, Borrower acknowledges and agrees that prior to each Advance, Borrower shall submit to Bank a Borrowing Base Certificate, together with aged listings by invoice date of domestic accounts receivable and accounts payable, listings of all Bank approved domestic standby letters of credit and the Borrower's domestic cash position as of such month's end and a Compliance Certificate.
11.Exhibits E (Compliance Certificate) and F (Interest Rate Addendum) to the Agreement are deleted and replaced with Exhibits E and F attached hereto.
12.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
13.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
14.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
15.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)this Amendment, duly executed by Borrower;
(b)a Prime Referenced Rate Addendum to Loan and Security Agreement, duly executed by Borrower;
(c)a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
(d)a non-refundable commitment fee in the amount of $15,000, which fee may be debited from any of Borrower's accounts;
(e)all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and
(f)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
16.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amendment to Loan and Security Agreement as of the first date above written.

NANOMETRICS, INC. By: /s/ Ronald W Kisling Title: Chief Financial Officer
COMERICA BANK By: /s/ Robert R Shutt Title: SVP

EXHIBIT E
Form of Compliance Certificate
Please send all Required Reporting to:                         Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Phone: (650) 462-6060
Fax: (650) 462-6061
FROM:        NANOMETICS INCORPORATED

The undersigned authorized Officer of Nanometrics Incorporated (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending __________________________ with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Consolidated F/S, Customer Detail Report	Quarterly, within 45 days of calendar quarter	YES	NO
Compliance Certificate	Quarterly, within 25 days of calendar quarter	YES	NO
CPA Audits, Unqualified F/S	Annually, within 90 days of FYE	YES	NO
A/R Aging	So long as there are Advances outstanding, quarterly, within 25 days of calendar quarter	YES	NO
A/P Aging	So long as there are Advances outstanding, quarterly, within 25 days of calendar quarter	YES	NO
Borrowing Base Certificate	So long as there are Advances outstanding, quarterly, within 25 days of calendar quarter	YES	NO
Standby Letters of Credit	So long as there are Advances outstanding, quarterly, within 25 days	YES	NO
Budgets, sales projections and operating plans	Annually, within 30 days of FYE	YES	NO
If Public:
10-Q	Quarterly, within 45 days of calendar quarter	YES	NO
10-K	Annually, within 90 days of FYE	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE REPORTED QUARTERLY, UNLESS OTHERWISE NOTED:
Minimum Liquidity Ratio	1.50:1.00	__________:1.00	YES	NO
Minimum TNW Plus Subordinated Debt (tested quarterly)	See Section 6.7(b) of the Agreement	$_______________________	YES	NO
Cash Percentage	Cash to be at least 35% of Consolidated Cash	Cash: $ Consolidated Cash: $	YES	NO
Minimum Cash re Outstanding Utilizations	See Section 6.7(d) of the Agreement	$	YES	NO

Please Enter Below Comments Regarding Covenant Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,	BANK USE ONLY

Rec'd By:
Authorized Signer:	Date:
Reviewed By:
Date:
Name:	Financial Compliance Status: YES/NO

Title:

EXHIBIT F
(attached Prime Referenced Rate Addendum to Loan and Security Agreement)

Prime Referenced Rate Addendum
To Loan and Security Agreement
This Prime Referenced Rate Addendum to Loan and Security Agreement (this “Addendum”) is entered into as of April 23, 2012, by and between Comerica Bank (“Bank”) and Nanometrics Incorporated, a Delaware corporation (“Borrower”). This Addendum supplements the terms of the Loan and Security Agreement dated February 14, 2007 (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Agreement”).
1.Definitions. As used in this Addendum, the following terms shall have the following meanings. Initially capitalized terms used and not defined in this Addendum shall have the meanings ascribed thereto in the Agreement.
a.“Applicable Margin” means one half of one percent (0.50%) per annum.
b.“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.
c.“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a "Change in Law", regardless of the date enacted, adopted, issued or implemented.
d.“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:
(1)    for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 a.m. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the outstanding principal amount of the Obligations and for a period equal to one (1) month;
divided by
(2)    1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on "Euro-currency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.
e.“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).
f.“LIBOR Lending Office” means Bank's office located in the Cayman Islands, British West Indies, or such other branch of Bank, domestic or foreign, as it may hereafter designate as its LIBOR Lending Office by notice to Borrower.
g."Prime Rate" means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.
h."Prime Referenced Rate" means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.
2.Interest Rate Options. Subject to the terms and conditions of this Addendum, the Obligations under the Agreement shall bear interest at the Prime Referenced Rate plus the Applicable Margin.
3.Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Obligations outstanding under the Agreement shall be payable monthly, in arrears, on the first Business Day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.
4.Bank's Records. The amount and date of each advance under the Agreement, its applicable interest rate, and the amount and date of any repayment shall be noted on Bank's records, which records shall be conclusive evidence thereof, absent manifest error; provided, however, any failure by Bank to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to repay Bank all amounts payable by Borrower to Bank under or pursuant to this Addendum and the Agreement, when due in accordance with the terms hereof.
5.Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations outstanding under the Agreement shall bear interest at a per annum rate of five percent (5%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Addendum and the Agreement at any time exceed the maximum rate permitted by law.
6.Prepayment. Borrower may prepay all or part of the outstanding balance of any Obligations at any time without premium or penalty. Any prepayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so prepaid. Borrower hereby acknowledges and agrees that the foregoing shall not, in any way whatsoever, limit, restrict, or otherwise affect Bank's right to make demand for payment of all or any part of the Obligations under the Agreement due on a demand basis in Bank's sole and absolute discretion.
7.Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.
a.If any Change in Law shall: (a) subject Bank to any tax, duty or other charge with respect to this Addendum or any Obligations under the Agreement, or shall change the basis of taxation of payments to Bank of the principal of or interest under this Addendum or any other amounts due under this Addendum in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its LIBOR Lending Office imposed by the jurisdiction in which Bank's principal executive office or LIBOR Lending Office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Addendum or the Obligations; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Obligations or to reduce the amount of any sum received or receivable by Bank under this Addendum by an amount deemed by Bank to be material, then Borrower shall pay to Bank, within fifteen (15) days of Borrower's receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.
b.In the event that any Change in Law affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Obligations, and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or the maintaining of such Obligations to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then Borrower shall pay to Bank, within fifteen (15) days of Borrower's receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to maintaining any Obligations. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrower, shall be conclusive and binding for all purposes absent manifest error.
8.Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Agreement remain in full force and effect.
9.Conflicts. As to the matters specifically the subject of this Addendum, in the event of any conflict between this Addendum and the Agreement, the terms of this Addendum shall control.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

COMERICA BANK			NANOMETRICS INCORPORATED

By:	/S/ Robert S. Shutt	By:	/S/ Ronald W. Kisling
Name:	Robert R. Shutt	Name:	Ronald W. Kisling
Title:	SVP	Title:	Chief Financial Officer